WHITESTONE REIT
REPORTS THIRD QUARTER 2020 RESULTS & PROVIDES COVID-19 UPDATE

Houston, Texas, October 26, 2020 - Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) today announced its operating and financial results for the third quarter of 2020 along with an update on its business activities in light of the ongoing COVID-19 pandemic. Whitestone is a community-centered shopping center REIT that acquires, owns, manages, develops and redevelops high-quality open-air neighborhood centers primarily in the largest, fastest-growing and most affluent markets in the Sunbelt. Whitestone seeks to create communities that thrive through creating local connections between consumers in the surrounding communities and a well-crafted mix of national, regional and local tenants that provide daily necessities, needed services, entertainment and experiences. Whitestone is a monthly dividend paying stock and has consistently paid dividends for over 15 years. Whitestone’s strong balanced and managed capital structure provides stability and flexibility for growth and positions Whitestone to perform well through economic cycles.

All per share amounts are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.

Third Quarter Operating and Financial Highlights:

•Net Income attributable to common shareholders of $0.9 million, or $0.02 per diluted share
•Funds from Operations (“FFO”) was $8.5 million, or $0.19 per share
•FFO Core was $10.1 million or $0.23 per share
•Paid quarterly dividend of $0.105 per share
•Rental rates on comparable new and renewal leases signed for the twelve months ended September 30, 2020 increased 4.9% and 12.1%, respectively, on a GAAP basis
•Same-store Net Operating Income (“NOI”) decreased 4.5% and 4.4% for the three and nine month periods, respectively
•Reduced real estate debt by $9.5 million

COVID-19 Update Summary (as of October 26, 2020)

•All 53 community centers are open and have remained open throughout the pandemic
•97% of tenants are open and operating (based on ABR)
•90% of third quarter 2020 contractual rents have been collected
•90% of total October contractual rents have been collected to date
•Entered into rent deferral agreements representing 3% of third quarter 2020 revenue
•Grew cash and cash equivalents by 11% since March 31, 2020 to $40.7 million
•Bad debt/uncollectable revenue for the quarter was $1.4 million, or $0.03 per share, primarily due to COVID-19 pandemic and included $125,000 non-cash straight-line receivables

Jim Mastandrea, Chairman and Chief Executive Officer of Whitestone REIT, commented, “We continue to produce strong operating results and lead the shopping center sector in cash rental collections. Our business has performed well during the pandemic as our entrepreneurial tenants persevere through these uncertain times. Our team has worked tirelessly to help our service-focused, community-centered tenants find creative ways to utilize our open-air properties to serve their local neighborhoods. Our focus remains on protecting our employees, tenants, and communities and the value we have created for the stakeholders we serve.”

Financial Results

Reconciliations of Net Income Attributable to Whitestone REIT to FFO and FFO Core are included herein.

Net income attributable to common shareholders for the quarter ended September 30, 2020 was $0.9 million, or $0.02 per diluted share, inclusive of $1.4 million, or $0.03 per share, related to credit loss and straight-line rent reserve, primarily due to the impact of the COVID-19 pandemic. Net income attributable to common shareholders for the quarter ended September 30, 2019 was $1.8 million, or $0.04 per share.

FFO for the quarter ended September 30, 2020 was $8.5 million, or $0.19 per share, as compared to $9.2 million, or $0.22 per share for the quarter ended September 30, 2019. The decrease is primarily due to the $1.4 million of bad debt/uncollectable revenue primarily related to the impact of the COVID-19 pandemic. FFO Core for the quarter ended September 30, 2020 was $10.1 million or $0.23 per share, compared to $11.0 million, or $0.26 per share for the quarter ended September 30, 2019.

Operating Results

For the periods ending September 30, 2020 and 2019, the Company’s operating highlights were as follows:

	Third Quarter 2020	Third Quarter 2019
Occupancy:
Wholly Owned Properties	88.9%	90.4%
Same Store Property Net Operating Income Change(1)	(4.5)%	2.7%

Rental Rate Growth - Total (GAAP Basis):	11.0%	14.4%
New Leases	2.9%	6.6%
Renewal Leases	13.9%	16.4%

Leasing Transactions:
Number of New Leases	32	26
New Leases - Annualized Revenue (millions)	$9.9	$9.3
Number of Renewal Leases	46	42
Renewal Leases - Annualized Revenue (millions)	$9.7	$9.4
(1) Excludes straight-line rent, amortization of above/below market rates and lease termination fees in both periods.

Real Estate Portfolio Update

Community Centered PropertiesTM Portfolio Statistics:

As of September 30, 2020, Whitestone wholly owned 58 Community Centered PropertiesTM with 5.0 million square feet of gross leasable area ("GLA"). Five of the 58 Community Centered PropertiesTM are land parcels held for future development. The portfolio is comprised of 30 properties in Texas, 27 in Arizona and one in Illinois. Whitestone’s Community Centered PropertiesTM are located in Austin (4), San Antonio (3), Chicago (1), Dallas-Fort Worth (8), Houston (15) and the greater Phoenix metropolitan area (27). In addition to being business friendly, these are six of the top markets in the country in terms of size, economic strength and population growth. 2017 estimates show the projected 5-year population growth rates for both Austin and Dallas-Fort Worth to be 9.7%, San Antonio to be 8.6%, Houston to be 8.0%, and Phoenix to be 6.6% (1). The Company’s properties in these markets are generally located on the best retail corners embedded in affluent communities. The Company also owns an 81.4% equity interest in and manages eight properties containing 0.9 million square feet of GLA through its investment in Pillarstone OP.

At the end of the third quarter, the Company’s diversified tenant base was comprised of 1,386 tenants, with the largest tenant accounting for only 2.8% of annualized base rental revenues. Lease terms range from less than one year for smaller tenants to over 15 years for larger tenants. Whitestone’s leases generally include minimum monthly lease payments and tenant reimbursements for payment of taxes, insurance and maintenance, and typically exclude restrictive lease clauses.

(1) Source: Claritas, as of April 2017.

COVID-19 Update Summary

During the third quarter of 2020, the COVID-19 pandemic continued to impact the Company’s operations. As of the end of the third quarter, approximately 97% (% of ABR) of the Company’s tenants were open for business. Cash collections for the quarter totaled 90% of contractual rents, up from 81% in the prior quarter. These strong collections are a result of the Company’s strategic locations, well-crafted tenant mix and the efforts of its team members in proactively working with tenants to assist them through these difficult times. Cash collections in October are 90% collected to date.

Balance Sheet and Liquidity

As of October 23, 2020, Whitestone had $40.7 million in cash and cash equivalents, $13.0 million of availability and $110.5 million of capacity under its credit facility. At September 30, 2020, Whitestone had $39.0 million of cash and cash equivalents on its balance sheet, $13.0 million of availability and $110.5 million of capacity under its credit facility.

In the third quarter of 2020, Whitestone repaid a $9 million mortgage loan at maturity, resulting in no real estate debt maturing until 2022.

The Company has undepreciated real estate assets of $1.1 billion at September 30, 2020.

At September 30, 2020, 51 of the Company’s wholly owned 58 properties were unencumbered by mortgage debt, with an undepreciated cost basis of $824.6 million. At September 30, 2020, the Company had total real estate debt, net of cash, of $628.3 million, of which approximately 84% was subject to fixed interest rates. The Company’s weighted average interest rate on all fixed rate debt as of the end of the third quarter was 4.1% and the weighted average remaining term was 4.6 years.

Dividend

On September 22, 2020, the Company declared a quarterly cash distribution of $0.105 per common share and OP unit for the fourth quarter of 2020, to be paid in three equal installments of $0.035 in October, November, and December of 2020. Going forward, Whitestone’s Board of Trustees will continue to evaluate dividend declarations each quarter. Whitestone intends to maintain compliance with REIT taxable income distribution requirements.

Conference Call Information

In conjunction with the issuance of its financial results, the Company invites you to listen to the its earnings release conference call to be broadcast live on Tuesday, October 27, 2020 at 8:30 A.M. Eastern Time. The call will be led by James C. Mastandrea, Chairman and Chief Executive Officer, and David K. Holeman, Chief Financial Officer. Conference call access information is as follows:

Dial-in number for domestic participants: (800) 263-0877
Dial-in number for international participants: (646) 828-8143

The conference call will be recorded, and a telephone replay will be available through Tuesday, November 10, 2020. Replay access information is as follows:

Replay number for domestic participants: (844) 512-2921
Replay number for international participants: (412) 317-6671
Passcode (for all participants): 7032366

To listen to a webcast of the conference call, click on the Investor Relations tab of the Company’s website, www.whitestonereit.com, and then click on the webcast link. A replay of the call will be available on Whitestone’s website via the webcast link until the Company’s next earnings release. Additional information about Whitestone can be found on the Company’s website.

The third quarter earnings release and supplemental data package will be located in the Investor Relations section of the Company’s website. For those without internet access, the earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company’s Investor Relations line at (713) 435-2219.

Supplemental Financial Information

Supplemental materials and details regarding Whitestone's results of operations, communities and tenants are available on the Company's website at www.whitestonereit.com.

About Whitestone REIT

Whitestone is a community-centered shopping center REIT that acquires, owns, manages, develops and redevelops high-quality open-air neighborhood centers primarily in the largest, fastest-growing and most affluent markets in the Sunbelt. Whitestone seeks to create communities that thrive through creating local connections between consumers in the surrounding communities and a well-crafted mix of national, regional and local tenants that provide daily necessities, needed services, entertainment and experiences. Whitestone is a monthly dividend paying stock and has consistently paid dividends for over 15 years. Whitestone’s strong, balanced and managed capital structure provides stability and flexibility for growth and positions Whitestone to perform well through economic cycles. For additional information, please visit www.whitestonereit.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements include statements about our earnings guidance, future liquidity, performance growth and expectations and other matters and can generally be identified by the Company’s use of forward-looking terminology, such as “may,” “will,” “plan,” “expect,” “intend,” “anticipate,” “believe,” “continue,” “goals” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters.

The following are additional factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: uncertainties related to the COVID-19 pandemic, including the unknown duration and economic, operational and financial impacts of the COVID-19 pandemic, and the actions taken or contemplated by U.S. and local governmental authorities or others in response to the pandemic on the Company’s business, employees and tenants, including, among others, (a) changes in tenant demand for the Company’s properties, (b) financial challenges confronting major tenants, including as a result of decreased customers’ willingness to frequent, and mandated stay in place orders that have prevented customers from frequenting, some of Company’s tenants’ businesses and the impact of these issues on the Company’s ability to collect rent from its tenants; (c) operational changes implemented by the Company, including remote working arrangements, which may put increased strain on IT systems and create increased vulnerability to cybersecurity incidents, (d) significant reduction in the Company’s liquidity due to the lack of further availability under its revolving credit facility and limited ability to access the capital markets and other sources of financing on attractive terms or at all, and (e) prolonged measures to contain the spread of COVID-19 or the premature easing of government-imposed restrictions implemented to contain the spread of COVID-19; adverse economic or real estate developments or conditions in Texas or Arizona, Houston and Phoenix in particular, including as a result of a surge in COVID-19 cases in such areas and the impact on our tenants’ ability to pay their rent, which could result in bad debt allowances or straight-line rent reserve adjustments; the imposition of federal income taxes if we fail to qualify as a real estate investment trust (“REIT”) in any taxable year or forego an opportunity to ensure REIT status; the Company's ability to meet its long-term goals, including its ability to execute effectively its acquisition and disposition strategy, to continue to execute its development pipeline on schedule and at the expected costs, and its ability to grow its NOI as expected, which could be impacted by a number of factors, including, among other things, its ability to continue to renew leases or re-let space on attractive terms and to otherwise address its leasing rollover; its ability to successfully identify, finance and consummate suitable acquisitions, and the impact of such acquisitions, including financing developments, capitalization rates and internal rates of return; the Company’s ability to reduce or otherwise effectively manage its general and administrative expenses; the Company’s ability to fund from cash flows or otherwise distributions to its shareholders at current rates or at all; current adverse market and economic conditions including, but not limited to, the significant volatility and disruption in the global financial markets caused by the COVID-19 pandemic and potential volatility as a result of the upcoming U.S. presidential election; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic, legislative and regulatory changes, including changes to laws governing REITs and the impact of the legislation commonly known as the Tax Cuts and Jobs Act; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue

Code of 1986, as amended; and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission from time to time.

Non-GAAP Financial Measures

This release contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”) including EBITDA, FFO, FFO Core, and NOI. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

EBITDA: Earnings Before Interest, Tax, Depreciation and Amortization: Management believes that EBITDA is an appropriate supplemental measure of operating performance to net income attributable to the Company. The Company defines EBITDA as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes), adjustments for unconsolidated real estate partnership and general and administrative expenses. Management believes that EBITDA provides useful information to the investment community about the Company's operating performance when compared to other REITs since EBITDA is generally recognized as a standard measure. However, EBITDA should not be viewed as a measure of the Company's overall financial performance since it does not reflect depreciation and amortization, involuntary conversion, interest expense, provision for income taxes, gain or loss on sale or disposition of assets and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating EBITDA and, accordingly, the Company's EBITDA may not be comparable to other REITs.

FFO: Funds From Operations: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by NAREIT, which states that FFO should represent net income (loss) (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains or losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions and service debt.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

Other REITs may use different methodologies for calculating FFO, and accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding OP units for the periods presented.

FFO Core: Funds From Operations Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain non-cash and non-comparable items that affect the Company's period-over-period performance. These items include, but are not limited to, legal settlements, proxy contest fees, debt extension costs, non-cash share-based compensation expense and rent support agreement payments received from sellers on acquired assets. In addition, the Company believes that FFO Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as many REITs provide some form of adjusted or modified FFO. However, other REITs may use different adjustments, and the Company's FFO Core may not be comparable to the adjusted or modified FFO of other REITs.

NOI: Net Operating Income: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, pro rata share of NOI of unconsolidated entities and capital expenditures and leasing costs, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.

Same Store NOI: Management believes that Same Store NOI is a useful measure of the Company’s property operating performance because it includes only the properties that have been owned for the entire period being compared, and that it is frequently used by the investment community. Same Store NOI assists in eliminating differences in NOI due to the acquisition or disposition of properties during the period being presented, providing a more consistent measure of the Company’s performance. The Company defines Same Store NOI as operating revenues (rental and other revenues, excluding straight-line rent adjustments, amortization of above/below market rents, and lease termination fees) less property and related expenses (property operation and maintenance and real estate taxes), Non-Same Store NOI, and NOI of our investment in Pillarstone OP (pro rata). We define “Non-Same Stores” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, the Company's Same Store NOI may not be comparable to that of other REITs.

Investors Contact:
Kevin Reed, Director of Investor Relations
Whitestone REIT
(713) 435-2219
ir@whitestonereit.com

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	September 30, 2020	December 31, 2019
	(unaudited)
ASSETS
Real estate assets, at cost
Property	$1,104,963	$1,099,955
Accumulated depreciation	(157,303)	(137,933)
Total real estate assets	947,660	962,022
Investment in real estate partnership	34,849	34,097
Cash and cash equivalents	38,990	15,530
Restricted cash	128	113
Escrows and acquisition deposits	7,866	8,388
Accrued rents and accounts receivable, net of allowance for doubtful accounts (1)	23,604	22,854
Receivable due from related party	1,302	477
Unamortized lease commissions, legal fees and loan costs	8,082	8,960
Prepaid expenses and other assets(1)	2,444	3,819
Total assets	$1,064,925	$1,056,260
LIABILITIES AND EQUITY
Liabilities:
Notes payable	$666,516	$644,699
Accounts payable and accrued expenses(2)	49,861	39,336
Payable due to related party	845	307
Tenants' security deposits	6,915	6,617
Dividends and distributions payable	4,528	12,203
Total liabilities	728,665	703,162
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of September 30, 2020 and December 31, 2019	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 42,353,309 and 41,492,117 issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	42	41
Additional paid-in capital	560,129	554,816
Accumulated deficit	(214,468)	(204,049)
Accumulated other comprehensive loss	(15,707)	(5,491)
Total Whitestone REIT shareholders' equity	329,996	345,317
Noncontrolling interest in subsidiary	6,264	7,781
Total equity	336,260	353,098
Total liabilities and equity	$1,064,925	$1,056,260

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands)

September 30, 2020	December 31, 2019
(unaudited)

(1) Accrued rents and accounts receivable, net of allowance for doubtful accounts
Tenant receivables	$22,944	$16,741
Accrued rents and other recoveries	15,926	16,983
Allowance for doubtful accounts	(15,465)	(11,173)
Other receivables	199	303
Total accrued rents and accounts receivable, net of allowance for doubtful accounts	$23,604	$22,854

(2) Operating lease right of use assets (net)	$813	$1,328

(3) Operating lease liabilities	$819	$1,331

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues
Rental(1)	$28,868	$29,368	$86,116	$87,527
Management, transaction, and other fees	1,032	511	1,965	1,624
Total revenues	29,900	29,879	88,081	89,151

Operating expenses
Depreciation and amortization	7,171	6,789	21,112	19,865
Operating and maintenance	5,029	5,118	15,021	14,760
Real estate taxes	4,670	4,410	13,591	12,474
General and administrative	5,860	5,597	15,604	16,514
Total operating expenses	22,730	21,914	65,328	63,613

Other expenses (income)
Interest expense	6,400	6,679	19,561	19,738
Loss on sale or disposal of assets and assets held for sale	18	—	882	115
Interest, dividend and other investment income	(71)	(141)	(206)	(550)
Total other expense	6,347	6,538	20,237	19,303

Income before equity investments in real estate partnerships and income tax	823	1,427	2,516	6,235

Equity in earnings of real estate partnership	196	524	752	1,480
Provision for income tax	(105)	(102)	(288)	(324)
Income from continuing operations	914	1,849	2,980	7,391

Gain on sale of property from discontinued operations	—	—	—	701
Income from discontinued operations	—	—	—	701

Net income	914	1,849	2,980	8,092

Less: Net income attributable to noncontrolling interests	14	42	58	184

Net income attributable to Whitestone REIT	$900	$1,807	$2,922	$7,908

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Basic Earnings Per Share:
Income from continuing operations attributable to Whitestone REIT, excluding amounts attributable to unvested restricted shares	$0.02	$0.04	$0.07	$0.18
Income from discontinued operations attributable to Whitestone REIT	0.00	0.00	0.00	0.02
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.02	$0.04	$0.07	$0.20
Diluted Earnings Per Share:
Income from continuing operations attributable to Whitestone REIT, excluding amounts attributable to unvested restricted shares	$0.02	$0.04	$0.07	$0.17
Income from discontinued operations attributable to Whitestone REIT	0.00	0.00	0.00	0.02
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.02	$0.04	$0.07	$0.19

Weighted average number of common shares outstanding:
Basic	42,346	40,187	42,202	39,942
Diluted	43,440	41,446	43,040	41,084

Consolidated Statements of Comprehensive Income (Loss)

Net income	$914	$1,849	$2,980	$8,092

Other comprehensive income (loss)

Unrealized gain (loss) on cash flow hedging activities	1,241	(2,235)	(10,395)	(11,740)

Comprehensive income (loss)	2,155	(386)	(7,415)	(3,648)

Less: Net income attributable to noncontrolling interests	14	42	58	184
Less: Comprehensive income (loss) attributable to noncontrolling interests	43	(51)	(203)	(266)

Comprehensive income (loss) attributable to Whitestone REIT	$2,098	$(377)	$(7,270)	$(3,566)

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Unaudited)
(in thousands)

Three Months Ended September 30,		Nine Months Ended September 30,
2020	2019	2020	2019

(1) Rental
Rental revenues	$21,808	$21,623	$65,591	$64,752
Recoveries	8,339	8,240	24,976	23,701
Bad debt	(1,279)	(495)	(4,451)	(926)
Total rental	$28,868	$29,368	$86,116	$87,527

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Net income from continuing operations	$2,980	$7,391
Net income from discontinued operations	—	701
Net income	2,980	8,092
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,112	19,865
Amortization of deferred loan costs	839	814
Loss on sale or disposal of assets and assets held for sale	882	115
Bad debt	4,451	926
Share-based compensation	3,980	4,548
Equity in earnings of real estate partnership	(752)	(1,480)
Changes in operating assets and liabilities:
Escrows and acquisition deposits	522	48
Accrued rents and accounts receivable	(6,123)	(1,762)
Receivable due from related party	(825)	15
Distributions from real estate partnership	—	1,005
Unamortized lease commissions, legal fees and loan costs	(958)	(202)
Prepaid expenses and other assets	2,145	(6,838)
Accounts payable and accrued expenses	131	5,206
Payable due to related party	538	15
Tenants' security deposits	298	310
Net cash provided by operating activities	29,220	29,976
Cash flows from investing activities:
Additions to real estate	(5,808)	(9,953)
Proceeds from note receivable	922	—
Net cash used in investing activities	(4,886)	(9,953)
Net cash provided by investing activities of discontinued operations	—	701
Cash flows from financing activities:
Distributions paid to common shareholders	(20,771)	(34,047)
Distributions paid to OP unit holders	(430)	(793)
Proceeds from issuance of common shares, net of offering costs	2,241	8,546
Payments of exchange offer costs	(43)	(5)
Proceeds from notes payable	1,734	—
Proceeds from bonds payable	—	100,000
Net proceeds from (payments of) credit facility	30,000	(90,200)
Repayments of notes payable	(11,514)	(7,502)
Payments of loan origination costs	—	(4,088)
Repurchase of common shares	(2,076)	(776)
Net cash used in financing activities	(859)	(28,865)
Net increase (decrease) in cash, cash equivalents and restricted cash	23,475	(8,141)
Cash, cash equivalents and restricted cash at beginning of period	15,643	13,786
Cash, cash equivalents and restricted cash at end of period (1)	$39,118	$5,645

(1)     For a reconciliation of cash, cash equivalents and restricted cash, see supplemental disclosures below.

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
Supplemental Disclosures
(Unaudited)
(in thousands)

	Nine Months Ended September 30,
	2020	2019
Supplemental disclosure of cash flow information:
Cash paid for interest	$18,790	$19,176
Cash paid for taxes	$353	$396
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$34	$203
Financed insurance premiums	$1,431	$1,238
Value of shares issued under dividend reinvestment plan	$74	$104
Value of common shares exchanged for OP units	$1,138	$37
Change in fair value of cash flow hedge	$(10,395)	$(11,740)

	September 30,
	2020	2019
Cash, cash equivalents and restricted cash
Cash and cash equivalents	$38,990	$5,539
Restricted cash	128	106
Total cash, cash equivalents and restricted cash	$39,118	$5,645

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
FFO (NAREIT) AND FFO CORE	2020	2019	2020	2019
Net income attributable to Whitestone REIT	$900	$1,807	$2,922	$7,908
Adjustments to reconcile to FFO:
Depreciation and amortization of real estate	7,125	6,718	20,943	19,657
Depreciation and amortization of real estate assets of real estate partnership (pro rata)	386	651	1,262	1,921
Loss on sale or disposal of assets and assets held for sale of continuing operations, net	18	—	882	115
Gain on sale of property from discontinued operations, net	—	—	—	(701)
Loss on sale or disposal of properties or assets of real estate partnership (pro rata)	24	13	78	20
Net income attributable to noncontrolling interests	14	42	58	184
FFO (NAREIT)	8,467	9,231	26,145	29,104
Adjustments to reconcile to FFO Core:
Share-based compensation expense	1,645	1,719	4,167	4,770

FFO Core	$10,112	$10,950	$30,312	$33,874

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$8,467	$9,231	$26,145	$29,104
Distributions paid on unvested restricted common shares	—	—	—	(41)
FFO excluding amounts attributable to unvested restricted common shares	$8,467	$9,231	$26,145	$29,063
FFO Core excluding amounts attributable to unvested restricted common shares	$10,112	$10,950	$30,312	$33,833
Denominator:
Weighted average number of total common shares - basic	42,346	40,187	42,202	39,942
Weighted average number of total noncontrolling OP units - basic	776	927	836	927
Weighted average number of total common shares and noncontrolling OP units - basic	43,122	41,114	43,038	40,869

Effect of dilutive securities:
Unvested restricted shares	1,094	1,259	838	1,142
Weighted average number of total common shares and noncontrolling OP units - diluted	44,216	42,373	43,876	42,011

FFO per common share and OP unit - basic	$0.20	$0.22	$0.61	$0.71
FFO per common share and OP unit - diluted	$0.19	$0.22	$0.60	$0.69

FFO Core per common share and OP unit - basic	$0.23	$0.27	$0.70	$0.83
FFO Core per common share and OP unit - diluted	$0.23	$0.26	$0.69	$0.81

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
PROPERTY NET OPERATING INCOME	2020	2019	2020	2019
Net income attributable to Whitestone REIT	$900	$1,807	$2,922	$7,908
General and administrative expenses	5,860	5,597	15,604	16,514
Depreciation and amortization	7,171	6,789	21,112	19,865
Equity in earnings of real estate partnership	(196)	(524)	(752)	(1,480)
Interest expense	6,400	6,679	19,561	19,738
Interest, dividend and other investment income	(71)	(141)	(206)	(550)
Provision for income taxes	105	102	288	324
Gain on sale of property from discontinued operations, net	—	—	—	(701)
Management fee, net of related expenses	81	(14)	246	(64)
Loss on sale or disposal of assets and assets held for sale of continuing operations, net	18	—	882	115
NOI of real estate partnership (pro rata)	990	1,714	3,250	5,152
Net income attributable to noncontrolling interests	14	42	58	184
NOI	21,272	22,051	62,965	67,005
Non-Same Store NOI	(421)	16	(1,434)	116
NOI of real estate partnership (pro rata)	(990)	(1,714)	(3,250)	(5,152)
NOI less Non-Same Store NOI and NOI of real estate partnership (pro rata)	19,861	20,353	58,281	61,969
Same Store straight-line rent adjustments	(50)	(178)	640	(919)
Same Store amortization of above/below market rents	(148)	(226)	(589)	(690)
Same Store lease termination fees	(727)	(127)	(1,028)	(401)
Same Store NOI	$18,936	$19,822	$57,304	$59,959

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION	2020	2019	2020	2019

Net income attributable to Whitestone REIT	$900	$1,807	$2,922	$7,908
Depreciation and amortization	7,171	6,789	21,112	19,865
Equity in earnings of real estate partnership	(196)	(524)	(752)	(1,480)
Interest expense	6,400	6,679	19,561	19,738
Provision for income taxes	105	102	288	324
Gain on sale of property from discontinued operations, net	—	—	—	(701)
Management fee, net of related expenses	81	(14)	246	(64)
Loss on sale or disposal of assets and assets held for sale of continuing operations, net	18	—	882	115
EBITDA adjustments for real estate partnership	804	1,651	2,690	4,900
Net income attributable to noncontrolling interests	14	42	58	184
EBITDA	$15,297	$16,532	$47,007	$50,789